                                                                   Exhibit 23.1







                         Consent of Independent Auditors

We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-00289) pertaining to the Robbins & Myers, Inc. Savings Plan for Union Employees of our report dated June 3, 1999, with respect to the financial statements and schedules of the Robbins & Myers, Inc. Savings Plan for Union Employees included in this Annual Report (Form 11-K) for the year ended December 31, 1998.

                                                          /s/ ERNST & YOUNG LLP

Dayton, Ohio
June 24, 1999